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                                                                   EXHIBIT 10.6

                                  MRST LIMITED

                       SHAREHOLDERS AND OPTION AGREEMENT

     THIS AGREEMENT is made as of January 13, 1999, by and among MRST Limited, a Hong Kong corporation (the "Company"), Headway Technologies, Inc., a Delaware corporation ("Headway") and SFI Investment Limited, a Hong Kong Corporation ("SFI"). Headway and SFI are collectively referred to herein as the "Shareholders" and individually as a "Shareholder." Except as otherwise provided herein, capitalized terms used herein are defined in Section 10 hereof.

                                    RECITALS

     1. Headway and SFI propose to purchase shares of the Company's share capital (the "Share Capital") pursuant to a Share Capital Subscription Agreement by and among Headway, SFI and the Company dated as of the date hereof (the "Subscription Agreement").

     2. In order to induce the Shareholders to purchase the Share Capital, the parties have agreed to enter into this Agreement for the purposes, among others, of (i) electing one representative designated by the Shareholder to the Company's Board of Directors (the "Board"), (ii) assuring continuity in the management and ownership of the Company and (iii) limiting the manner and terms by which the Agreement Shares may be transferred.

     3. The execution and delivery of this Agreement is a condition to closing pursuant to the Subscription Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

     4.   Board of Directors.  Until the Change of Control Date:
          ------------------

          1. Each holder of Share Capital shall vote all of his or its shares and any other voting securities of the Company over which such holder has voting control and shall take all other necessary or desirable actions within his or its control (in his or its capacity as a shareholder and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special Board and shareholder meetings), so that:

               1. the authorized number of directors on the Board shall not exceed two (2) directors;

               2. one (1) representatives designated by each Shareholder shall be elected to the Board;
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               3.   the removal from the Board (with or without cause) of any
director shall be (A) at the written request of the holders of the Share Capital (determined on the basis of a vote of the holders of at least 85% of the Share Capital); and

               4. in the event that any director ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by a representative designated by the Shareholder represented by the departing director.

          2. The Company shall pay the reasonable out-of-pocket expenses incurred by the Board of Directors and any committee thereof. The Company's Memorandum and Articles of Association, as amended, shall provide for indemnification and exculpation of directors to the fullest extent permitted under applicable law.

     2.   Approval of Certain Matters by the Board.  Until the Change of
          ----------------------------------------
Control Date:

          (a) Without the unanimous approval of the Board, the Company will not, and will not permit any Subsidiary to:

               1. sell or dispose of any asset or group of related assets having an aggregate fair market value in excess of U.S. $50,000;

               2. grant to any person any mortgage, charge, lien or encumbrance of any kind;

               3. amend the Subscription Agreement or this Agreement in any manner that adversely affects Headway or its rights hereunder or under any related agreement;

               4. make any capital expenditure or series of capital expenditures in an aggregate amount in any fiscal year in excess of U.S. $50,000;

               5. enter into any partnership, joint venture or similar business collaboration agreement or create any subsidiary;

               6. issue any debt or equity security or incur any indebtedness for borrowed money in an aggregate amount in excess of U.S. $50,000;

               7. prepay, repurchase or redeem any long term indebtedness of the Company or any Subsidiary or any debt or equity security issued by the Company or any Subsidiary, other than (A) as required by the terms of such long term indebtedness or security or (B) pursuant to the provisions of any stock option or employee benefit plan;

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               8.   make, pay or declare any dividends or other distributions
(other than any dividends paid to the Company by any of its wholly-owned Subsidiaries);

               9.   adopt or change any method of accounting;

               10.  adopt any annual budget for the Company;

               11. engage in any line of business other than the manufacturing of magnetic recording heads;

               12. in the case of any Subsidiary, issue any shares or loan capital having attached thereto a right of conversion into share capital to any person other than to the Company or any wholly-owned Subsidiary, or acquire the shares, debentures, securities or obligations of any person other than a wholly-owned Subsidiary;

               13. enter into any transaction with any director, officer, employee or with any immediate family member of any of the above that lives in the same household of any of the above;

               14. enter into any employment agreement or arrangement providing for annual compensation in excess of U.S. $100,000 or increase the aggregate compensation of the Company's employees by an aggregate amount in any fiscal year in excess of 10% of the aggregate compensation of all Company employees for the preceding fiscal year;

               15. create any profit sharing, stock option, pension or other employee benefit plan involving an annual cost to the Company and its Subsidiaries of more than U.S. $50,000, or amend any such existing or new benefit plan in any way;

               16.  appoint any officer of the Company;

               17. file any petition for relief under any bankruptcy, insolvency or similar law, or consent to the appointment of a custodian for its assets, or make a general assignment for the benefit of its creditors;

               18. enter into any contract involving Company payments in excess of $25,000 or subcontracting arrangement;

               19. issue or agree to issue any shares of any class or any loan capital having attached thereto a right of conversion into share capital or granting any options to acquire shares of any class;

               20. increase its nominal share capital, reduce its share capital or share premium account or capital redemption reserve fund, or sub-divide or consolidate any of the shares in its capital for the time being;

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               21.  vary, modify or abrogate any of the rights attaching to any of the shares in its capital for the time being;

               22. modify or add to its Memorandum and Articles of Association (or equivalent constitutional documents);

               23. promote or take any steps to effect its winding up or pass any resolution to liquidate it;

               24. alter its accounting year end from December 31st or change its company secretary, auditors or accounting policies and practices;

               25. give any guarantee, indemnity or suretyship (whether or not legally binding) in respect of the liability or solvency of any third party or any similar obligation; or

               26.  acquire or create any estate or interest or share in land.

     3.   Covenants of the Company.  Until the Change of Control Date:
          ------------------------

                1.  Financial Statements and Other Information.  The Company
                    ------------------------------------------
shall deliver to the Shareholders:

               (a) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries (as defined in the Subscription Agreement) for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments for recurring accruals, and shall be certified by the Company's chief financial officer;

               (b) within 90 days after the end of each fiscal year, consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company's annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied. Upon request of either Shareholder, the annual financial statements shall be accompanied by an opinion of a "Big Six" accounting firm as to the whether such financial statements conform to generally accepted accounting principals.

               (c) at least 15 days but not more than 90 days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries

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for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets, and within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, a certificate of the Company's Chief Financial Officer explaining the deviation and what actions the Company has taken or proposes to take with respect thereto;

               (d) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as Headway may reasonably request. Each of the financial statements referred to in this Section 3(a) shall present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company in accordance with U.S. generally accepted accounting principles applied on a consistent basis as of the dates and for the periods set forth therein, subject, in the case of the unaudited financial statements, to changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole).

               2.   Inspection of Property.  The Company shall permit any
                    ----------------------
representatives designated by a Shareholder to (a) visit and inspect any of the properties of the Company and its Subsidiaries, (b) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (c) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries.

     4.   Representations, Warranties and Agreements.  Each Shareholder
          ------------------------------------------
represents and warrants that (i) is the beneficial and registered owner of the number of shares described in the Subscription Agreement, (i) it has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement, and (ii) it agrees to vote his or its shares in favor of an amendment to the Company's Memorandum and Articles of Association (the "Articles") which will (A) incorporate the provisions of Section 2(a) of this Agreement into the Articles and (B) amend Section 4 of the Articles to prohibit the directors from declining to register the transfer of shares to Headway. No holder of Share Capital shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

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     5.   Restrictions on Transfer of Agreement Shares.  SFI shall not sell,
          --------------------------------------------
transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) (a "Transfer") any interest in any Agreement Shares (the "Offered Shares"), except pursuant to the provisions of this Section 5. Prior to making any Transfer, SFI shall deliver written notice (the "Transfer Notice") to the Company and Headway. The Transfer Notice shall disclose in reasonable detail the identity of the prospective transferees, the number of Offered Shares and the terms and conditions of the proposed Transfer. SFI shall not consummate any Transfer until 30 days after the Transfer Notice has been given to the Company and Headway. Headway shall have the ability to designate a representative to exercise Headway's rights under this Section 5.

               (a)  Headway's Right of First Refusal.  Headway shall have an
                    --------------------------------
option for a period of fifteen (15) days from receipt of the Transfer Notice to elect to purchase the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice. Headway may exercise such purchase option and, thereby, purchase all (or a portion of) the Offered Shares by notifying SFI in writing before expiration of the such fifteen
(15) day period as to the number of such Offered Shares which it wishes to purchase. If Headway gives SFI notice that it desires to purchase such Offered Shares, then payment for the Offered Shares shall be by check or wire transfer, against delivery of the Offered Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than thirty (30) days after Headway's receipt of the Transfer Notice, unless the Transfer Notice contemplated a later closing with the prospective third party transferee(s) or unless the value of the purchase price has not yet been established pursuant to this Section 5. If Headway fails to purchase all of the Offered Shares by exercising the option granted in this
Section 5 within the period provided, the Offered Shares shall be subject to the Call Options (as defined below) granted to Headway pursuant to Section 6 herein.

               (b)  Termination of Restrictions.  The restrictions set forth in
                    ---------------------------
this Section 5 shall continue with respect to each Agreement Share following any Transfer thereof.

     6.   Call Option.  Subject to the terms and conditions herein set
          -----------
forth, SFI grants Headway the right (the "Call Option") to acquire all of the Share Capital then held by SFI up to a maximum of 10% of the then issued share capital of the Company at an exercise price equal to the fair market value per share of the acquired share capital. The fair market value of the share capital shall be determined by an independent third party qualified to determine valuations and selected by Headway, if SFI and Headway are unable to reach an agreement as to the fair market value within a period of ten (10) days subsequent to Headway's notification of its intent to exercise the Call Option. The cost for the independent valuation shall be paid for by the Company. This Call Option is effective immediately and shall expire on January 1, 2008.

     7.   Preemptive Rights.  Until the Change of Control Date:
          -----------------

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               (a)  Each Shareholder shall have the right to purchase its pro rata share of New Securities which the Company may, from time to time, propose to sell and issue.

               (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Shareholder written notice of its intention, describing the amount and type of New Securities, and the price and terms upon which the Company proposes to issue the same. Each Shareholder shall have twenty (20) days for the date of receipt of any such notice to agree to purchase up to its respective pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

               (c)  The Company shall have ninety (90) days after such twenty
(20) day period to sell the New Securities not elected to be purchased by Shareholders at a price and upon terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the New Securities within said ninety (90) day period, the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Shareholders in the manner provided above.

     8.   Legend.  Each certificate evidencing Agreement Shares and each
          ------
certificate issued in exchange for or upon the Transfer of any Agreement Shares (if such shares remain Agreement Shares after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "The securities represented by this certificate are subject to a Shareholders Agreement dated as of January 13, 1999, among the issuer of such securities (the "Company") and certain of the Company's shareholders, as amended and modified from time to time. A copy of such Shareholders Agreement shall be furnished without charge by the Company to the holder hereof upon written request."

The Company shall imprint such legend on certificates evidencing such Agreement Shares outstanding as of the date hereof.

     9.   Transfers.  Transferees of Agreement Shares shall be deemed to be
          ---------
SFI hereunder.

     10.  Definitions.
          -----------

          "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Agreement Shares" shall mean (i) any Share Capital issued to SFI pursuant to the Subscription Agreement and (ii) any Share Capital issued or issuable with respect to the Share Capital referred to in clause (i) above by way of stock dividends or stock splits or in connection with

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

a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares of Share Capital held by SFI, such shares shall cease to be Agreement Shares when they have been repurchased by Headway.

          "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

          "Change of Control Date" shall mean the date whereon (i)SFI owns at less than 50% of the voting securities of the Company, and (ii) Headway owns at least 51% of the voting securities of the Company.

          "New Securities" shall mean any share of the unissued share capital of the Company or the rights to acquire shares of shares of the unissued share capital including options and securities convertible into share capital.

          "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

          "Subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held or (b) that is, at the time any determination is made, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     11.  Transfers in Violation of Agreement.  Any Transfer or attempted
          -----------------------------------
Transfer of any Agreement Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Agreement Shares as the owner of such Agreement Shares for any purpose.

     12.  Amendment and Waiver.  Except as otherwise provided herein, no
          --------------------
modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Shareholders unless such modification, amendment or waiver is approved in writing by the Company and Headway. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     13.  Severability.  Whenever possible, each provision of this
          ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity,

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

legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     14.  Entire Agreement.  Except as otherwise expressly set forth
          ----------------
herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     15.  Successors and Assigns.  Except as otherwise provided herein,
          ----------------------
this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Shareholders and any subsequent holders of the shares of Share Capital of the Company and the respective successors and assigns of each of them.

     16.  Counterparts.  This Agreement may be executed in multiple
          ------------
counterparts (including by means of telecopied signature pages), each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     17.  Remedies.  The parties hereto shall be entitled to enforce their
          --------
rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Shareholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

     18.  Notices.  All notices and other communications required or
          -------
permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed as follows, or at such other address as a party may designate by ten (10) days' advance written notice to the other parties to this Agreement pursuant to the provisions of this Section 18:

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               (a) if to SFI, to:


                    SFI Investment Limited
                    Room 3306 Singga Commercial Centre
                    148 Connaught Road West
                    Hong Kong

                    [counsel to Management Investors]


               (b)  if to Headway, to:


                    Headway Technologies, Inc.
                    678 South Hillview Drive
                    Milpitas, CA 95035
                    Attn: Thomas A. Surran

                    with a copy to:

                    Wilson Sonsini Goodrich & Rosati, P.C.
                    650 Page Mill Road
                    Palo Alto, California 94304-1050
                    Attention:  Kurt J. Berney, Esq.

     19.  Governing Law.  All issues and questions concerning the
          -------------
construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

     20.  Business Days.  If any time period for giving notice or taking
          -------------
action hereunder expires on a day which is a Saturday, Sunday or U.S. legal holiday in the state in which the Company's chief executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or U.S. legal holiday.

     21.  Descriptive Headings.  The descriptive headings of this Agreement
          --------------------
are inserted for convenience only and do not constitute a part of this Agreement.

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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                   SFI INVESTMENT LIMITED


                                   Name: /s/ Ko Kam Piu
                                         ---------------------------------------

                                   Title: DIRECTOR
                                          --------------------------------------


                                   HEADWAY TECHNOLOGIES, INC.


                                   By: /s/ Michael Y. Chang
                                       -----------------------------------------
                                       Michael Y. Chang, President & CEO



                                   MRST LIMITED


                                   Name: /s/ David Begin
                                         ---------------------------------------

                                   Title: DIRECTOR
                                          --------------------------------------

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